                                                                      Exhibit 4f



         THE SECURITY REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY NOT BE SOLD, ASSIGNED OR TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITY UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, UNLESS THE COMPANY HAS RECEIVED THE WRITTEN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH SALE, ASSIGNMENT OR TRANSFER DOES NOT INVOLVE A TRANSACTION REQUIRING REGISTRATION OF SUCH SECURITY UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.


                                     WARRANT

                                 MARCH 19, 1998

                   VOID UNLESS EXERCISED BEFORE MARCH 19, 2001

                                  DYNAGEN, INC.

         DYNAGEN, INC., a Delaware corporation (the "Company"), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Holder is entitled, subject to and in accordance with the terms set forth below, to purchase from the Company, commencing on the date hereof, at any time or from time to time before 5:00 P.M. Eastern Standard Time on March 19, 2001, a number of shares of fully paid and non-assessable shares of common stock, equal to the Warrant Percentage, as hereinafter defined, at an aggregate exercise price of U.S. $150,000 (the "Exercise Price").

         As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

         (a) The term "Company" means DynaGen, Inc., a Delaware corporation, and any corporation that succeeds to or assumes the obligations of the Company hereunder.

         (b) The term "Common Stock" means (a) the Company's common stock, $.01 par value per share.

         (c) The term "Exercise Date" means any date on which this Warrant is exercised in whole or in part in accordance with the terms hereof.

         (d) The term "Other Securities" means any stock and other securities of any other person (corporate or otherwise) which the holder of this Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to
                  Section 3.

         (e) The term "Warrant Amount" means the number of shares of Common Stock equal to one percent (1%) of the shares of Common Stock issued and outstanding at the close of business on the day immediately preceding any Exercise Date. Solely for the purposes of calculating the Warrant Amount, shares of Common Stock issuable pursuant to the terms of any convertible security of the Company within sixty days of any Exercise Date shall be deemed issued and outstanding, except for any such shares of Common Stock issuable upon exercise of any option, warrant or other derivative security issued to any employee of the Company or pursuant to any benefit plan of the Company.

         1.       Exercise of Warrant

         (a) Exercise in Full. This Warrant may be exercised in full by the holder hereof by surrender of this Warrant, with the form of subscription attached hereto duly executed by such holder, to the Company at its principal office, accompanied by payment of the Exercise Price, in cash or by certified or official bank check payable to the order of the Company.

         (b) Partial Exercise. This Warrant may be exercised in part by surrender of this Warrant in the manner and at the place provided in Section 1(a) except that this Warrant may not be exercised in any increment less than one-third of the original Warrant Amount. The amount payable by the holder on such partial exercise shall be the amount obtained by multiplying (i) the Exercise Price by (ii) the percentage of the Warrant Amount for which the Warrant is being exercised. Upon any such partial exercise, the Company at its expense will forthwith issue and deliver to or upon the order of the holder hereof a new Warrant of like tenor, in the name of the holder hereof, stating on the face thereof (x) the remaining percentage of the Warrant Amount for which the Warrant may still be exercised and (y) the remaining portion of the Exercise Price.

         2. Delivery of Stock Certificates on Exercise. As soon as practicable after the exercise of this Warrant, and in any event within five (5) trading days after the Company receives (i) the original form of subscription properly completed, (ii) the Warrant and (iii) payment of the Exercise Price pursuant to
Section 1 above, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the holder hereof, or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and non-assessable shares of Common Stock (or Other Securities) to which such holder shall be entitled on such exercise. The exercise date of this Warrant shall be the date on which the Company receives, by telecopier or otherwise, the properly completed form of subscription attached hereto.

         3. Adjustment for Reorganization, Consolidation or Merger. In case at any time or from time to time, the Company shall (a) effect a reorganization,
(b) consolidate with or merge into any other person or entity, or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, the holder of this Warrant, on the exercise hereof as provided in Section 1 at any time after the consummation of any corporate event referred to in this Section 3 shall receive, upon the proper and rightful exercise of this Warrant, in lieu of the Common Stock (or Other Securities) issuable on such exercise prior to such consummation or such effective date, the Other Securities and any other property (including cash) to which such holder would have been entitled upon such event, if such holder had so exercised this Warrant immediately prior thereto. Upon any corporate event referred to in this Section 3, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the Other Securities and any other property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger, as the case may be, and shall be binding upon the issuer of any such stock or other securities.

         4.       Notices of Record Date.  In the event of

         (a) any taking by the Company of a record of the holders of any class or securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

         (b)      any corporate event referred to in Section 3, or

         (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then and in each such event the Company will mail or cause to be mailed to the holder of this Warrant a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, and
(ii) the date on which any corporate event referred to in Section 3 is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for securities or other property deliverable on any corporate event referred to in Section 3. Such notice shall be mailed at least twenty (20) days prior to the date specified in such notice on which any such action is to be taken.

         5. Reservation of Common Stock Issuable on Exercise of Warrant. The Company will at all times reserve and keep available solely for issuance and delivery upon exercise of this Warrant, a sufficient number of shares of Common Stock from time to time issuable on the exercise of this Warrant, and the shares of Common Stock which the holder shall receive upon exercise of this Warrant will be duly authorized, validly issued, fully paid and non-assessable.

         6. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

         7. Warrantholder Not Deemed Stockholder; Restrictions on Transfer. This Warrant is issued upon the following terms, to all of which each holder or owner hereof by the taking hereof consents and agrees:

         (a) Except as otherwise expressly set forth in Section 3, with respect to computing adjustments with respect hereto, no holder of this Warrant shall, as such, be deemed the holder of Common Stock that may at any time be issuable upon exercise of this Warrant for any purpose whatsoever, nor shall anything contained herein be construed to confer upon such holder, as such, any of the rights of a stockholder of the Company until such holder shall have delivered formal notice to the Company of an intention to exercise this Warrant, tendered promptly the consideration required for exercise (whether cash or securities), exercised the Warrant, and been issued shares of Common Stock in accordance with the provisions hereof.

         (b) This Warrant is not transferable or assignable to any party other than an affiliate of the Holder without the prior written consent of the Company. A holder that wishes to transfer or assign this Warrant shall provide to the Company an opinion of counsel satisfactory to the Company that such transfer is permissible under applicable law.

         8. Notices. All notices and other communications from the Company to the holder of this Warrant shall be sent by (i) first class mail, postage prepaid, (ii) electronic facsimile transmission, or (iii) express overnight courier service, at such address or facsimile number as may have been furnished to the Company in writing by such holder or, until any such holder furnishes to the Company an address or facsimile number, then to, and at the address or facsimile number of, the last holder of this Warrant who has so furnished an address to the Company.

         9. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant and the shares of Common Stock underlying this Warrant shall be construed and enforced in accordance with and governed by the laws of the State of Delaware. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.



Dated: March 19, 1998                       DYNAGEN, INC.


                                            By: Dhananjay G. Wadekar
                                            Name: Dhananjay G. Wadekar
                                            Title: Executive Vice President


ATTEST:

By:______________________________

                              FORM OF SUBSCRIPTION
                   (TO BE SIGNED ONLY ON EXERCISE OF WARRANT)


To:  DynaGen, Inc.

         The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise this Warrant for, and to purchase thereunder, a number of shares of common stock, $0.01 par value per share ("Common Stock") of DynaGen, Inc., a Delaware corporation, equal to __________% of the Warrant Amount as defined in the Warrant, on the date this form of subscription is received by the Company in accordance with the terms of the Warrant, and herewith makes payment of $__________ therefor, and requests that the certificates for such shares be issued in the name of, and delivered to__________________________, whose address is ______________________________________.

Dated:


                        By:______________________________
                        Name:____________________________


                        Signature must conform to name of holder as specified on the face of the Warrant)


                        Address:

                         _________________________________

                         _________________________________

                               FORM OF ASSIGNMENT
                   (TO BE SIGNED ONLY ON TRANSFER OF WARRANT)




         For value received, the undersigned hereby sells, assigns, and transfers unto ____________ the right represented by the within Warrant to purchase the number of shares of Common Stock of DynaGen, Inc., a Delaware corporation, to which the within Warrant relates, and appoints ______________ attorney to transfer such right on the books of DynaGen, Inc., a Delaware corporation, with full power of substitution in the premises.


Dated:


                        By:______________________________
                        Name:____________________________


                        Signature must conform to name of holder as specified on the face of the Warrant)


                        Address:

                         _________________________________

                         _________________________________


Signed in the presence of:

_____________________________

Name:________________________